                                                                   Exhibit 10.18

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    AGREEMENT
                                       FOR

                  RENEWABLE ENERGY ECONOMIC DEVELOPMENT GRANTS

                                     BETWEEN

                               STATE OF NEW JERSEY

                      NEW JERSEY BOARD OF PUBLIC UTILITIES

                                       AND

                         OCEAN POWER TECHNOLOGIES, INC.
                                 1590 REED ROAD
                              PENNINGTON, NJ 08534

                                  AWARD NUMBER
                                        2

TABLE OF CONTENTS

I.   AGREEMENT COVER SHEET.................................................    1

II.  GENERAL TERMS AND CONDITIONS..........................................    4
     A. PARTIES............................................................    4
     B. ELIGIBILITY........................................................    4
     C. CORPORATE AUTHORITY................................................    4
     D. ENTITLEMENT TO FUNDS...............................................    4
     E. PAYMENT OF FUNDS BY BPU............................................    5
     F. AVAILABILITY OF FUNDS..............................................    5
     G. INTELLECTUAL PROPERTY..............................................    5
     H. PUBLICITY POLICY...................................................    5
     I. COMPLIANCE WITH EXISTING LAWS......................................    5
     J. CONFLICT OF INTEREST...............................................    6
     K. REMEDIES...........................................................    6
     L. HEARINGS, APPEALS..................................................    8
     M. CHANGES TO SCOPE...................................................    8
     N. ASSIGNABILITY......................................................    8
     O. INDEMNIFICATION....................................................    8
     P. ENTIRE AGREEMENT...................................................    8
     Q. JURISDICTION AND CHOICE OF LAW.....................................    9
     R. CONSTRUCTION.......................................................    9
     S. NOTICES............................................................    9

III. POST AWARD REQUIREMENTS...............................................    9
     A. IDENTIFICATION OF KEY PERSONNEL....................................    9
     B. FINANCIAL MANAGEMENT SYSTEM........................................   10

     C. USE OF FUNDS.......................................................   11
     D. MATCHING AND COST SHARING..........................................   11
     E. BUDGET REVISIONS AND MODIFICATIONS.................................   11
     F. MONITORING OF PROGRAM PERFORMANCE..................................   12
     G. ACCOUNTING PRINCIPLES..............................................   13
     H. ACCESS TO RECORDS..................................................   13
     I. INSURANCE..........................................................   13
     J. TAXES, ASSESSMENTS AND GOVERNMENTAL CHARGES........................   13

IV.  AWARD CLOSEOUT........................................................   14
     A. PROCEDURES.........................................................   14
     B. FINANCIAL AND PERFORMANCE REPORTING................................   14
     C. RECORD RETENTION...................................................   15

II.  GENERAL TERMS AND CONDITIONS

     A.   PARTIES

          Whereas, Ocean Power Technologies, Inc. (hereinafter "award recipient"), with its principal place of business located at 1590 Reed Road, Pennington, New Jersey, has been selected by the New Jersey Board of Public Utilities (hereinafter "BPU") to receive a grant award under the Renewable Energy Economic Development Program (hereinafter "REED Program").

          Award recipient and the BPU, intending to be legally bound hereto, accept and agree to abide by the following terms and conditions set forth in this Agreement and the proposal submitted by award recipient under the competitive solicitation entitled Ocean Demonstration of Next Generation Powerbuoy (hereinafter referred to as the "proposal").

     B.   ELIGIBILITY

          Award recipient represents and warrants that it is an incorporated organization, with its principal place of business located and registered to do business in the State of New Jersey on the date of execution of this Agreement. Award recipient represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the State of New Jersey as of the time of execution of this agreement. Award recipient agrees that any product development or process improvement activities that result from this funding, will occur in its majority within New Jersey as outlined in the proposal. Award recipient agrees that it will maintain its primary place of business and principal operations in New Jersey, during the funding period and until all obligations under this agreement have been satisfied, unless otherwise agreed by the BPU. Violation of this provision without express written approval of the BPU constitutes default under this Agreement and may result in penalties pursuant to section I.K. herein.

     C.   CORPORATE AUTHORITY

          Award recipient represents and warrants that it has the corporate power and authority and legal right to execute and perform its obligations under this Agreement and that it has taken all necessary corporate action to authorize its execution and performance of obligations under this Agreement.

     D.   ENTITLEMENT TO FUNDS

          Upon execution of this Agreement, award recipient shall be entitled to receive a total of $[**] in funding (hereinafter "award") from the BPU, subject to the terms and conditions stated herein, for the purposes set forth in the proposal, Attachment "A".

     E.   PAYMENT OF FUNDS BY BPU

          Payment of funds for this award shall be made to award recipient upon receipt by the BPU of a properly executed copy of this Agreement, signed by an authorized officer of the award recipient. The BPU will advance funds to award recipient in an amount equal to [**] percent ([**]%) of this award, within [**] days of receipt of a properly executed agreement. The remaining [**] percent ([**]%) of the award to be provided in equal payments during the next [**] providing that award recipient continues to perform the work specified in the proposal to the satisfaction of the BPU.

          The period of funding shall be from the start date of December 1, 2003, to the projected date of conclusion of the award supported activities (the "ending date"), which shall be May 31, 2005.

     F.   AVAILABILITY OF FUNDS

          The parties recognize and agree that initial and continued funding for this award is expressly dependent upon the availability to BPU of funds appropriated by or through the New Jersey Clean Energy Program or other such funding sources as may be applicable for the REED program. The BPU shall not be held liable for any breach of this agreement because of the absence of available funding appropriations.

     G.   INTELLECTUAL PROPERTY

          Award recipient warrants and represents that it owns or holds licenses for the use of all patents, trademarks, trade names, service marks, copyrights, and franchise and marketing rights or rights in any of the foregoing, as is necessary to engage in the award related activities. Any such patents trademarks, trade names, service marks, copyrights, and franchise and marketing rights or rights in any of the foregoing which result from the award supported activities shall be the property of award recipient.

     H.   PUBLICITY POLICY

          All publications resulting from publicity releases concerning award related activities shall acknowledge the support of the BPU and the New Jersey Clean Energy Program and award recipient shall coordinate all publicity for award related activities through the BPU project manager.

     I.   COMPLIANCE WITH EXISTING LAWS

          Award recipient agrees to comply with and require all contractors and consultants used by it in relation to the award supported activities to comply with all federal, state and municipal laws, rules and regulations applicable to all activities performed by award recipient in pursuit of and in relation to award supported activities. Specifically, and without limitation, award recipient agrees to comply with and require all contractors and consultants used by it in pursuit of and in relation to the award supported activities to comply with the requirements of N.J.A.C. 17:27 et. seq. (Affirmative Action Rules), where applicable, P.L. 1975, c.127 (N.J.S.A 10:5-31 et. seq.) (Equal Opportunity in Public Works Contracts), where applicable, and all implementing regulations, and the Americans With Disabilities Act and implementing regulations and guidelines, where applicable. Failure to comply with these or any other applicable laws, rules or regulations shall be grounds for termination of this Agreement.

     J.   CONFLICT OF INTEREST

          Award recipient agrees to abide by the provisions of N.J.S.A 52:13D et seq.(the New Jersey State Employees Conflict of Interest Law) governing activities between award recipient and state officials, employees, special state officers and members of the Legislature. The provisions of N.J.S.A 52:13D et seq. are incorporated herein in their entirety, by reference thereto. Award recipient represents and warrants that it has not and will not at any time in the future act in violation of said statutory provisions. Any violation of said prohibitions shall render award recipient liable to debarment in the public interest.

     K.   REMEDIES

     The following definitions shall apply for the purposes of this section:

               Termination -- the termination of an award means the cancellation of an award, in whole or in part, at any time prior to the date of completion.

               Suspension -- the suspension of an award is an action by the BPU, which temporarily suspends funding under the award, pending corrective action by award recipient or pending a decision to terminate the award by the BPU.

               Disallowed costs -- are those charges to the program which the BPU or its representatives determine to be beyond the scope of the purpose of the award supported activities or are excessive or incurred during a period of suspension or after termination or are otherwise unallowable.

          Award recipient warrants and represents that all statements, representations and warranties made by award recipient in its application and proposal package to the BPU, and any other materials furnished in support of the request for funding are true. It is specifically understood by award recipient that all such statements, representations and warranties shall be deemed to have been relied upon by the BPU in its decision to make the award, and that if any such statements, representations or warranties were materially false at the time they were made or are breached during the term hereof, the BPU may, in its sole discretion, consider any such misrepresentation or breach an event of default and the BPU may take one or more of the following actions, as appropriate in the circumstances.

     (1) The BPU may suspend the award, withhold further funding and prohibit the award recipient from incurring additional obligations pending corrective action by the award recipient and disallow costs incurred during suspension.

     (2) The BPU may terminate the award in whole or in part. The BPU shall promptly notify the award recipient, in writing, of the termination and the reasons for the termination, together with the effective date and, in case of partial termination, the portion to be terminated and the recoverable portion, if any. When an award is terminated pursuant to this paragraph, payments made to the award recipient shall be terminated and any funds already distributed that are determined by the BPU to be recoverable shall be returned within [**] days of demand thereof by the BPU. Costs incurred after termination shall be disallowed.

     (3)  The BPU may disallow any costs.

     (4) The BPU may demand immediate return of some or all of the award, excepting those funds rightfully disbursed by award recipient to third party entities.

     (5) The BPU may pursue other remedies at law or in equity as may be within legal right.

          The BPU may also terminate the award at any time, in whole or in part, when the BPU determines that the continuation of the project would not produce beneficial results commensurate with the further expenditure of funds. The BPU shall promptly notify award recipient in writing, of the determination to terminate the award, together with the effective date and, in case of partial termination, the portion to be terminated. Award recipient shall cancel as many outstanding obligations as possible. Costs incurred after termination pursuant to this paragraph shall be disallowed.

          The costs of award recipient resulting from obligations incurred by it during a suspension, or after termination of an award, are not allowable unless the BPU expressly authorizes them in the notice of suspension or termination or subsequently. Such costs may be allowed if they are: (l) necessary and (2) not reasonably avoidable and (3) were properly incurred by the award recipient before the effective date of suspension or termination and (4) are not in anticipation of it and (5) in the case of a termination are non-cancelable and (6) the costs would be allowable if the award were not suspended or expired normally at the end of the funding period.

          No remedy herein conferred or reserved to the BPU is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof.

          Section III of this agreement, award closeout procedures, shall apply in all cases of termination.

     L.   HEARINGS, APPEALS

          Upon taking an enforcement action pursuant to section I.K. above, the BPU will provide award recipient an opportunity for such hearing, appeal, or other administrative proceeding to which award recipient is entitled under any statute or regulation applicable to the action involved.

     M.   CHANGES TO SCOPE

          The BPU may request changes in the scope of the services to be performed hereunder. Such changes, including any increase or decrease in the amount of the funds provided herein, shall be mutually agreed upon by and between the BPU and award recipient, and must be incorporated in written amendments to this Agreement.

     N.   ASSIGNABILITY

          Award recipient shall not subcontract or assign any of the work or services to be performed by it in relation to award supported activities except as already stated in Attachment "A," without the express written approval of the BPU. All terms and provisions herein shall apply to all subcontractors or assignees.

     O.   INDEMNIFICATION

          Award recipient shall be solely responsible for and shall keep, save, hold harmless and indemnify the BPU and the State of New Jersey from and against any and all actions, costs, damages, disbursements, expenses including, but not limited to, attorney's fees, judgments, liabilities, losses, obligations, penalties, suits, proceedings, claims and matters of any kind whatsoever which may at any time be imposed on, incurred by, agreed to or asserted against the BPU and the State of New Jersey, arising out of any and all activities, acts, omissions, services performed and products provided by award recipient, including the award supported activities. The BPU and the State of New Jersey shall bear no liability in any form to any third party for any acts or omissions on the part of award recipient. Award recipient's liability under this paragraph shall continue for a five-year period after the closeout or termination of this agreement.

     P.   ENTIRE AGREEMENT

          This agreement and the attachments hereto embody the entire agreement and understanding between award recipient and the BPU, representing the State of New Jersey and supersede all prior agreements and understandings, both written and oral, between the parties relating to the subject matter herein. All modifications, waivers, and amendments hereto must be made in writing by mutual agreement of the parties, except as otherwise stated herein.

     Q.   JURISDICTION AND CHOICE OF LAW

          Jurisdiction of any action hereunder shall lie in a court of competent jurisdiction in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed in the State of New Jersey.

     R.   CONSTRUCTION

          Whenever possible, each provision of the Agreement shall be interpreted in such a manner as to be effective and valid under the applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Agreement.

     S.   NOTICES

          Upon request by the BPU, any notices, demands, and communications hereunder shall be given by certified or overnight mail and shall be addressed to:

          For Award Recipient:

               Charles F. Dunleavy
               Ocean Power Technologies, Inc.
               1590 Reed Road
               Pennington, NJ 08534

          For The State:

               New Jersey Board of Public Utilities
               44 S. Clinton Avenue, P.O. Box 350
               Trenton, NJ 08625-0350

               Any changes or additions to the notice provisions above shall be made in writing provided as stated above.

III. POST AWARD REQUIREMENTS

     A.   IDENTIFICATION OF KEY PERSONNEL

          Award recipient shall identify and maintain an individual with the principal responsibility for the management of all award related activities. This individual, designated the project manager, shall be [**].

          Award recipient shall identify and maintain an individual with the principal responsibility for maintaining an adequate financial management system as described below. This individual, designated the financial manager, shall be Charles F. Dunleavy.

     B.   FINANCIAL MANAGEMENT SYSTEM

          The financial manager shall be responsible for maintaining a financial management system in compliance with this agreement. The financial manager shall notify the BPU immediately if award recipient cannot comply with the requirements established herein.

     The financial management system shall provide for:

     (1) accurate, current and complete records of the financial results of this program, in conformity with generally accepted principles of accounting, capable of being reported in a format in accordance with the financial reporting requirements as described herein; and

     (2) records that adequately identify the source and application of funds for BPU supported activities, containing information pertaining to awards and authorizations, obligations, unobligated balances, assets, liabilities, outlays or expenditures and income, and be maintained in conformity with generally accepted principles of accounting; and

     (3) effective internal and accounting controls over all funds, property, and other assets; and

     (4) comparison of actual expenditures or outlays with budgeted amounts for the award, which shall be related to performance or productivity data; and

     (5) procedures for determining reasonableness, allowableness, and allocability of costs, consistent with the provisions of federal and state requirements; and

     (6)  source documentation.

          The BPU may review the adequacy of the award recipient's financial management system at any time during the period of the award. If the BPU determines that the award recipient's system does not meet the standards described in this section, additional information may be required by the BPU upon written notice to the award recipient. This information shall be provided to the BPU until such time as the BPU determines that the system meets with BPU approval. If award recipient fails to provide such information to the satisfaction of the BPU, or if the BPU determines that the award recipient has consistently failed to maintain the proper financial management system, the BPU may take action pursuant to section I.K, herein.

     C.   USE OF FUNDS

          The funds provided herein may be used only for allowable costs. Award funds may be used for salaries, supplies, travel, purchase of services, equipment, and other direct project expenses, plus properly allocable indirect costs as set forth in the Proposal, and incorporated in the Award Budget. Funds may only be used for costs that are directly applicable to the project, not for general and administrative costs to the company.

          Award recipient may charge to the award only the costs resulting from obligations incurred during the funding period, unless carryover of unobligated balances is permitted, in which case the carryover balances may be charged for costs resulting from obligations of the subsequent program period.

          The award recipient must liquidate all obligations incurred under this award not later than [**] days after the end of the funding period, unless specific authority to extend this deadline is granted, in writing, by the BPU.

     D.   MATCHING AND COST SHARING

          Award recipient shall be required to account for, to the satisfaction of the BPU, the matching and cost-sharing requirements as stated herein. The BPU requires that any funds it commits to support award related activities shall be matched as outlined in the proposal with non-state support. Non-state support may include cash and/or in kind support. In kind support includes the salary costs of the research team, use of company equipment, materials, and other resources devoted to the project by the company, its consultants, subcontractors, vendors, or other participating partners. Cash support includes third party equity investments or loans, funding from federal grants, foundations, and universities, cash commitments from distributors to support marketing, sales promotion, and/or customer service, investments by company principals, payments to outside vendors, consultants, or contractors for work performed related to the project. The matching support may include contributions by the sponsoring company for the expenses of the project, and contributions by individuals and/or organizations collaborating with the company. To qualify as cost sharing, all support must be available for expenditure during the funding period.

     E.   BUDGET REVISIONS AND MODIFICATIONS

          The "award budget" as used in this section means the agreed financial plan approved by the BPU that will be utilized to implement award-related activities. The award budget is appended as Attachment "A" hereto. Line item variances in the award budget, in amounts up to [**] dollars ($[**]) or [**] percent ([**]%) of the total amount of the award, whichever is less, do not require the prior approval of the BPU but may be initiated by award recipient and reported in the financial reports. In the event that the financial reports indicate line item variances in excess of this amount (either under or over expenditure) and have not received

          BPU pre-approval, the BPU may require that the amount of the variance over [**] dollars ($[**]) or [**] percent ([**]%) of the total award be refunded to the State of New Jersey.

          All other budget revisions and modifications to the award budget in amounts in excess of [**] dollars or [**] percent ([**]%) of the total amount of the award, must be approved in advance, in writing, by the BPU. Before any obligation is incurred which would result in any line item variance in excess of the variances permitted above, the award recipient must obtain an award budget amendment, in writing, from the BPU. The award recipient must also obtain prior written approval when a revision or modification will be necessary for any of the following reasons:

     (1)  changes in the scope, objective, or timing of the project or program;

     (2) the need for additional funding, or to extend the period of availability of funds;

     (3) the award recipient plans to transfer funds that would cause part of the award, or part thereof, to be used for purposes other than those originally indicated.

          If the award recipient is making program expenditures or providing grant services at a rate, which in the judgment of the BPU, will result in substantial failure to expend the award amount or provide services, the BPU shall so notify the award recipient. If, within [**] days of such notice, the award recipient is unable to develop, to the satisfaction of the BPU, a plan to rectify its low level of program expenditures or services, the BPU may, upon a [**] day notice, reduce the award amount so that the revised award amount fairly projects program expenditures over the award period. This reduction shall take into account the award recipient's fixed costs and shall establish the committed level of activity for each program element of activity at the reduced amount.

     F.   MONITORING OF PROGRAM PERFORMANCE

          The award recipient, shall continually monitor the performance of award supported activities to assure that time schedules are being met, projected work units by time periods are being accomplished, and other performance goals are being achieved, as applicable, and as defined by the proposal, Attachment "A" hereto.

          The award recipient shall inform the BPU of the following types of conditions, which affect program objectives and performance as soon as they become known:

     (1) problems, delays or adverse conditions which will materially impair the ability to attain program objectives, prevent the meeting of time schedules and goals, or preclude the attainment of project work units by established time periods, accompanied by a statement of the action taken, or contemplated, and any BPU assistance needed to resolve the situation; and

     (2) favorable developments or events which enable meeting time schedules and goals sooner than anticipated or at less cost, or producing more beneficial results than originally planned.

          The BPU may at its discretion make site visits to review program accomplishments and management control systems and to provide technical assistance as the BPU determines may be required.

     G.   ACCOUNTING PRINCIPLES

          Compliance with any provision of this Agreement relating to financial or accounting computation or reporting shall be determined in accordance with generally accepted principles of accounting.

     H.   ACCESS TO RECORDS

          The award recipient agrees to make available to the BPU, and any state or federal agency whose funds are expended in the course of this program, or any of their duly authorized representatives, pertinent accounting records, books, documents, electronic files, and other items as may be necessary to monitor and audit operations and finances. All visitations, inspections and audits, including visits and requests for documentation in discharge of the BPU's responsibilities, shall as a general rule provide for prior notice when reasonable and practical to do so. However, the BPU retains the right to make unannounced visitations, inspections, and audits as deemed necessary. The BPU reserves the right to have access to all work papers available to the award recipient in connection with audits made by the award recipient or by independent certified public accountants, registered municipal accountants, or licensed public accountants hired by the award recipient to perform such audits.

     I.   INSURANCE

          Award recipient agrees to carry general liability insurance and other such insurance against loss, damage and liability as is customary within its industry, to be held with insurance companies licensed to do business in New Jersey.

     J.   TAXES, ASSESSMENTS AND GOVERNMENTAL CHARGES

          Award recipient warrants and represents that all tax returns and reports of award recipient required by law to be filed have been duly filed and all taxes, assessments, fees and other governmental charges upon the award recipient or upon any of its respective properties, assets, income or franchises which are due and payable pursuant to such returns and reports, or pursuant to any assessment received by the award recipient have been paid other than those which may be presently payable without penalty or interest.

          Award recipient agrees to pay as they become due, all taxes, assessments and governmental charges, which may be required by law or contract to be paid by the award recipient. Award recipient may in good faith contest such taxes and governmental charges and such taxes and charges may remain unpaid during the period of such contest.

IV.  AWARD CLOSEOUT

     A.   PROCEDURES

          The BPU shall close out the award provided herein when it determines that all applicable administrative action and all required work pertaining to the award have been completed by the award recipient.

          The date of completion of this program shall be when all activities related to the award are completed, the funding period has expired, or the BPU terminates the award, whichever occurs earliest.

          The award recipient shall submit a final report pursuant to section IV.B below upon the date of completion or termination of the award. The BPU may permit extensions when requested in advance, in writing, by the award recipient.

          Upon the date of completion, or termination of the award by the BPU, the award recipient will, together with the submission of the final report, refund to the BPU any unexpended funds or unobligated (unencumbered) cash advanced, except such sums that have been otherwise authorized in writing by the BPU to be retained.

          Award recipient must liquidate all obligations incurred under this award not later than [**] days after date of completion or termination of the award, unless specific authority to extend this deadline is granted, in writing, by the BPU.

          Within the limits of the award amount, the BPU may make a settlement for any upward or downward adjustment of costs after these reports are received.

          In the event a final audit has not been performed prior to the closeout of the award, the BPU retains the right to recover any appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit.

          The award recipient shall account for any property acquired with award funds or received from the BPU.

     B.   FINANCIAL AND PERFORMANCE REPORTING

     (1) Monthly reports will be sent to the BPU program manager with updates on each of the tasks outlined in the proposal and an expenditures for that month and cumulative to the project. A final report will also be provided to the BPU program manager.

     (2) If applicable, the award recipient shall provide to the BPU, concurrently with the furnishings thereof, copies of all reports sent to award recipient's shareholders, the Securities and Exchange Commission, or any securities exchange.

     C.   RECORD RETENTION

          Except as otherwise noted below, financial and program records, supporting documents, statistical records, and all other records pertinent to this award shall be retained for a period of [**] years, starring from the date of "submission of the final expenditure report, unless federal or state funding statutes require a longer period.

          If any litigation, claim, negotiation, action or audit involving the records is started before the expiration of the [**] year period, the records must be retained until completion of the action and resolution of all issues which arise from it, or until the end of the regular [**] year period, whichever is later.

          Records for nonexpendable property acquired with BPU funds shall be retained for [**] years after final disposition of the property.

          The retention period for real property and equipment records starts from the date of the disposition, replacement or transfer of the real property or equipment.

          The BPU may request transfer of certain records to its custody from the award recipient when it determines that the records possess long-term retention value and will make arrangements with the award recipient to retain any records that are continuously needed for joint use.

IN WITNESS WHEREOF, the parties, duly authorized and intending to be legally bound hereto, execute this agreement, as of the date last written below.

(Cassandra Kling)
Witness

                                        Ocean Power Technologies, Inc.
                                        Charles F. Dunleavy
                                        Chief Financial Officer

                                        Date 3 November 2003


                                        /s/ Charles F. Dunleavy
                                        ----------------------------------------


                                        New Jersey Board of Public Utilities


                                        /s/ Jeanne M. Fox
-------------------------------------   ----------------------------------------
Witness                                 Jeanne M. Fox
                                        President

                                        Date
                                             -----------------------------------


                                        APPROVED AS TO FORM:

                                        ATTORNEY GENERAL OF NEW JERSEY

11-03-03                                By: Brian Lipman
Date                                    Deputy Attorney General


                                        /s/ Brian Lipman
                                        ----------------------------------------

                                  ATTACHMENT A

                                    AGREEMENT

                                     between

                               STATE OF NEW JERSEY

                      NEW JERSEY BOARD OF PUBLIC UTILITIES

                                       and

                         Ocean Power Technologies, Inc.

                                       (2)

       Proposal "Ocean Demonstration of Next Generation Powerbuoy," dated
                                 March 31, 2003

                                  ATTACHMENT B

                                    AGREEMENT

                                     between

                               STATE OF NEW JERSEY

                      NEW JERSEY BOARD OF PUBLIC UTILITIES

                                       and

                         Ocean Power Technologies, Inc.

                                       (2)

                       FINAL PERFORMANCE REPORT GUIDELINES

     The Final Performance Report, which is required under terms of the BPU's award agreements with Renewable Energy Economic Development Program award recipients, is intended to provide recipients with a consistent means of reporting their achievements resulting from BPU support. The Final Report should be concise, yet sufficiently detailed to provide a comprehensive overview of the activities, results and achievements of the funded project, relative to the proposal. Variances from the proposal should be identified and explained.

     The Final Performance Report should be provided in the following format:

I.   Executive Summary (one page)

II.  Technical Report

     A. Technical achievements of the grant period (compared explicitly against outcomes projected in grant proposal).

     B.   Unanticipated technical stumbling blocks.

     C. Additional technical work likely to be required prior to commercial exploitation of the research by the New Jersey industrial partner.

III. Partnership Report

     A. Nature of the matching contribution actually received from the New Jersey industrial partner.

     B. Nature of the substantive collaboration evidenced by or accompanying the match.

     C. Nature of the arrangements made for ownership/disposition of intellectual property (i.e., was there a research agreement executed?).

     D. Assessment by the industrial partner of the commercial or strategic importance of the project outcomes (cite an individual by name who can be contacted for verification by the BPU).

     E. The industrial partner's future plans for knowledge developed during the project, whether owned by the university or the partner (e.g., any licensing and/or manufacturing plans). Be specific as to geographic locus of these activities.

IV.  Institutional Report (as applicable)

     A. Assessment by the principal investigator of the impact which the project has had on the future research capacity of the sponsoring academic institution.

     B. Plans for further development funding of the research, assuming that full commercialization has not been achieved during the grant period.

     C.   Publications resulting (include reprints with credit to BPU).

     D. Patent applications/awards resulting (specify stage reached as of final report).

     E.   Licenses issued/issuing (specify stage reached as of final report).

     F.   Jobs created (direct and indirect)

     G.   Additional funding leveraged by BPU award.